Exhibit 4.4

COMMITMENT TO FILE REGISTRATION STATEMENT AND RELATED WAIVER OF REGISTRATION RIGHTS

December 16, 2014

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

Attention: Timothy S. Jenks, President and CEO

Re: Commitment to File Registration Statement and Related Waiver of Registration Rights

Ladies and Gentlemen:

The undersigned stockholder of NEOPHOTONICS CORPORATION, a Delaware corporation (the “Company”), is a party to that certain Rights Agreement, dated as of April 27, 2012, by and between the Company and Open Joint Stock Company “RUSNANO” (Principal State Registration Number 1117799004333, with registered office at Prospect 60-letiya Oktyabrya 10a, 117036 Moscow, Russian Federation) (the “Stockholder”) (as the same may be amended and/or restated from time to time, the “Rights Agreement”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Rights Agreement.

Pursuant to Section 2 of the Rights Agreement: (i) the Company is obligated in certain situations to file a registration statement with the Securities and Exchange Commission (the”SEC”) in connection with the potential resale of shares of the Company’s Common Stock by the Stockholder (the “Demand Registration Rights”); and (ii) the Stockholder has under certain circumstances the right to be notified prior to filing any registration statement for the purposes of effecting a public offering of the Company’s Common Stock and to include in such registration statement certain Registrable Securities held by the Stockholder (the “Piggyback Registration Rights”, and together with the Demand Registration Rights, the “Registration Rights”).

The Stockholder understands that the Company intends to file a registration statement on Form S-1 (as may be amended, the “Primary Registration Statement”) with the SEC, providing for the potential sale by the Company of shares of the Company’s Common Stock (the “Offering”).

Company’s Commitment to File Registration Statement

The Company agrees to file with the SEC a registration statement on Form S-1 (or other available form) covering the resale of all shares of the Company’s Common Stock held by the Stockholder (the “Resale Registration Statement”) no later than the 100th calendar day following the pricing date of the Offering; provided, however, that if the pricing date of the Offering has not occurred by February 15, 2015, then the Company shall file the Resale Registration Statement no later than April 15, 2015. The filing deadline date in this paragraph is referred to as the “Filing Deadline”.

The Company’s and the Stockholder’s respective obligations under Sections 2, 3, 4 and 5 of the Rights Agreement shall apply to the Resale Registration Statement.

Subject to the Stockholder’s fulfilling its obligations under the Rights Agreement, if the Resale Registration Statement is not filed by the Company with the SEC within three (3) business days of the Filing Deadline, then the Company will make a payment to the Stockholder of $25,000. Thereafter, until the Resale Registration Statement is filed with the SEC, the Company will make an additional payment of $25,000 to the Stockholder on each 90-day anniversary of the Filing Deadline. No further payments will be owed by the Company after the Resale Registration Statement is filed with the SEC, except for payments accrued prior to the filing date.

Stockholder’s Commitment to Sign Lock-up Agreements

As condition to the Company’s obligations hereunder:

(A) the Stockholder agrees to enter into a lock up agreement with the proposed underwriter(s) of the public offering contemplated by the Primary Registration Statement in customary form and in substantially the same form entered into by the Company’s officers, directors, and certain affiliated stockholders. Pursuant to such lock up agreement, it is anticipated that the Stockholder and such other stockholders will agree, subject to certain exceptions and customary extensions, not to, directly or indirectly, sell, hedge, or otherwise dispose of any shares of common stock, options, or to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock, for a period of ninety (90) days after the date of the prospectus included in the Primary Registration Statement without the prior written consent of the managing underwriter(s) of the Offering.

(B) prior to filing the Resale Registration Statement, the Stockholder agrees to enter into a lock up agreement with Company (in substantially the same form as the lock-up agreement that Stockholder entered into with the Company on April 27, 2012) whereby the Stockholder will agree not to sell any shares of the Company’s Common Stock, or engage in certain other transactions relating to the Company’s securities, for a period of sixty (60) days from the filing date of the Resale Registration Statement with the SEC.

Certain Waivers

In consideration of the Company’s commitments under this letter agreement, the Stockholder: (i) hereby waives any and all Registration Rights in connection with the filing of the Primary Registration Statement and the Offering; (ii) hereby waives any and all Demand Registration Rights pursuant to Section 2(a) of the Rights Agreement and (iii) hereby waives any notice rights under the Rights Agreement with respect to the foregoing.

Except as expressly waived hereunder, all other terms and conditions of the Rights Agreement shall remain in full force and effect.

The Stockholder understands and acknowledges that the Company will proceed with the preparation and filing of the Primary Registration Statement and the Offering in reliance on this Commitment to File Registration Statement and Related Waiver of Registration Rights (this “Commitment”) and in connection therewith, the Stockholder hereby represents and warrants to the Company that (i) the Stockholder has the full right, power and authority to execute and deliver this Commitment, (ii) this Commitment has been duly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity.

This Commitment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned has executed this Commitment effective as of the date written below.

THE INVESTORS:

OPEN JOINT STOCK COMPANY “RUSNANO”

By:	/s/ Yuri Udaltsov

Name:	Yuri Udaltsov
Title:	Deputy Chairman of the Management Board of Management Company RUSNANO LLC acting on the basis of a power of attorney

ADDRESS FOR NOTICE

Prospect 60-letiya Oktyabrya 10a

117036 Moscow

Russian Federation

Attention:

Fax:

Email:

Date:     December 18, 2014

SIGNATURE PAGE TO COMMITMENT TO FILE Registration Statement and Related Waiver of REGISTRATION RIGHTS

IN WITNESS WHEREOF, the undersigned has executed this Commitment effective as of the date written below.

THE COMPANY:

NEOPHOTONICS CORPORATION

Name:	/s/ Timothy S. Jenks
By:	Timothy S. Jenks
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

Address:	2911 Zanker Road
San Jose, California 95134

Date:     December 18, 2014

SIGNATURE PAGE TO COMMITMENT TO FILE Registration Statement and Related Waiver of REGISTRATION RIGHTS